Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Sophia H. Twaddell
Vice President, Corporate Communications
(847) 864-3500
stwaddell@northfieldlabs.com
FOR IMMEDIATE RELEASE
NORTHFIELD IMPLEMENTS MEASURES TO PRESERVE CASH
EVANSTON, IL—March 6, 2009— Northfield Laboratories Inc. (Nasdaq: NFLD) announced today that it has implemented a number of measures to reduce its cash burn in order to preserve cash for ongoing operations. The Company is also continuing its efforts to seek additional financing.
     The Company has eliminated 13 positions at its manufacturing facility in Mount. Prospect, Illinois, and has reduced hours for remaining staff. In addition, the Company is closing the corporate offices and relocating staff to the owned Mount Prospect facility to further reduce operating costs. Following the recent completion of FDA’s Pre-License Inspection of the manufacturing facility, the Company believes these actions can be taken and still maintain the capability to address manufacturing, regulatory and licensing issues. In addition, Northfield has today advised the City of Evanston, Illinois, the Village of Mount Prospect, Illinois and the Illinois Department of Commerce & Economic Opportunity that unless additional funding for operations is obtained, the Company plans to effectuate a “plant closing” under the Illinois Worker Adjustment and Retraining Notification Act (“Illinois WARN”) and applicable regulations, which may result in the termination of employees at its main office and plant facilities in 60 days, or approximately May 5, 2009.
     At the end of the second fiscal quarter on November 30, 2008, Northfield had $10.1 million in cash and marketable securities. Based on the implementation of the measures described, Northfield believes it will have sufficient cash to continue operations until April 30, 2009.
     Northfield has a target FDA review date of April 30, 2009 for its Biologics License Application for its human hemoglobin-based oxygen carrier, PolyHeme®
About Northfield Laboratories
Northfield Laboratories is a leader in developing a hemoglobin-based oxygen-carrying red blood cell substitute. The initial indication we are seeking for our investigational product PolyHeme is the treatment of life-threatening red blood cell loss when an oxygen-carrying fluid is required and red blood cells are not available. PolyHeme is a solution of chemically modified human hemoglobin that requires no cross-matching and is therefore compatible with all blood types. It has an extended shelf life in excess of 12 months. For further information, visit http://www.northfieldlabs.com.

Forward Looking Statement
This press release may contain forward-looking statements concerning, among other things, Northfield’s future business plans and strategies and clinical and regulatory developments affecting our PolyHeme red blood cell substitute product. These forward-looking statements are identified by the use of such terms as “intends,” “expects,” “plans,” “estimates,” “anticipates,” “should,” “believes” and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, including the possibility that FDA may not meet the required time periods for the review of our BLA under applicable laws, regulations and guidances, our potential inability to obtain FDA approval to market PolyHeme commercially based on our BLA, our potential inability to maintain compliance with applicable Nasdaq listing standards, our need to obtain additional capital to finance our ongoing business operations and the construction of an expanded commercial-scale manufacturing facility, our potential inability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our potential inability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our potential inability to protect our intellectual property rights, the outcome of a purported class action lawsuit as described in our most recently filed quarterly report on Form 10-Q, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.